Exhibit 4.13

EXECUTION COPY

WELLS FARGO BANK, NATIONAL ASSOCIATION

As trustee (the “Trustee”) under the Indenture, dated as of May 28, 2009, among WMG Acquisition Corp., a Delaware corporation (the “Company”), the Guarantors time to time party thereto (the “Guarantors”) and the Trustee, as amended prior to the date hereof.

TO

WMG Acquisition Corp.

a Delaware Corporation

Satisfaction and Discharge of Indenture

Dated as of November 1, 2012

Discharging the Indenture, dated as of May 28, 2009, among the Company, the Guarantors and the Trustee, as amended prior to the date hereof.

SATISFACTION AND DISCHARGE OF INDENTURE

THIS DOCUMENT, dated as of November 1, 2012 (hereinafter referred to as “Satisfaction of Indenture”), relates to that certain Indenture, dated as of May 28, 2009 (as amended prior to the date hereof, the “Indenture”), among WMG Acquisition Corp. (the “Company”), WMG Holdings Corp., for purposes of Article X of the Indenture, the Guarantors from time to time party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Indenture.

WHEREAS, on November 1, 2012 (the “Redemption Notice Date”), the Company delivered an irrevocable notice of redemption (the “Redemption Notice”) relating to all of its outstanding 9.50% Senior Secured Notes due 2016 (the “Notes”) that had not been tendered to the Company and accepted by the Company for payment as of November 1, 2012 (the “Remaining Notes”);

WHEREAS, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds solely for the benefit of the Holders, cash in U.S. dollars in an amount as will be sufficient to pay and discharge the entire Indebtedness on the Remaining Notes not heretofore delivered to the Trustee for cancellation, for principal of, and premium and accrued interest on, the Remaining Notes to December 3, 2012, the date specified in the Redemption Notice for redemption of the Remaining Notes (the “Redemption Date”);

WHEREAS, the Company has delivered irrevocable instructions to the Trustee to apply the deposited funds toward the payment of the principal of and premium on the Remaining Notes and accrued interest thereon to the Redemption Date;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all covenants and conditions precedent under the Indenture relating to the termination of its obligations under the Remaining Notes, the Indenture and the Security Documents have been complied with; and

WHEREAS, pursuant to Sections 8.01 and 10.08 of the Indenture, the Company has requested the Trustee to cancel and discharge the Indenture, to instruct the Collateral Agent to release the Liens pursuant to the Indenture and the Security Documents and/or cease to be a party to the Security Documents on behalf of the Trustee and the Holders and to execute and deliver to the Company this Satisfaction of Indenture;

NOW, THEREFORE, THIS SATISFACTION OF INDENTURE WITNESSETH:

ARTICLE I

Satisfaction and Discharge

The Trustee, pursuant to the provisions of Sections 8.01 and 10.08 of the Indenture, hereby acknowledges that the Company’s obligations under the Indenture and the Remaining Notes have been satisfied and hereby cancels the Indenture and the Remaining Notes, and the Indenture is hereby discharged and hereby ceases to be of further effect as to all Remaining Notes outstanding except with respect to those obligations that the Indenture provides shall survive the satisfaction and discharge thereof, and the Collateral will no longer secure the Notes.

[Signature Page Follows]

IN WITNESS WHEREOF, WELLS FARGO BANK, NATIONAL ASSOCIATION has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its responsible officers, all as of the day and year first above written.

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Trustee

/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[Signature Page to Existing Secured Notes Satisfaction and Discharge]